As filed with the Securities and Exchange Commission on November 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANLEY BLACK & DECKER, INC.

(Exact name of registrant as specified in its charter)

CONNECTICUT	06-0548860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Stanley Drive

New Britain, Connecticut 06053

(860) 225-5111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francesca S. Campbell, Esq.

Senior Vice President, Chief Legal Officer

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

(860) 225-5111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Gregory A. Fernicola, Esq.

Michael J. Hong, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

Stanley Black & Decker, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

and

Stock Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	warrants to purchase our debt securities, shares of our common stock or shares of our preferred stock;

•	depositary shares representing an interest in our preferred stock;

•	stock purchase contracts to purchase shares of our common stock or other securities; and

•

stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SWK.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell: common stock; preferred stock; debt securities; warrants to purchase debt securities, common stock or preferred stock; depositary shares; or stock purchase contracts and stock purchase units. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or a free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Stanley Black & Decker, Inc.,” the “Company,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We maintain a website at www.stanleyblackanddecker.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or a free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that Stanley Black & Decker, Inc. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Stanley Black & Decker, Inc. and its finances.

•	Annual Report on Form 10-K for the fiscal year ended January 3, 2026, filed with the SEC on February 24, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January  3, 2026 from our definitive proxy statement on Schedule 14A filed with the SEC on March 6, 2026;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended April 4, 2026, July 4, 2026 and October 3, 2026 filed on April 29, 2026, July 29, 2026 and November 4, 2026, respectively;

•	Current Reports on Form 8-K filed with the SEC on January 26, 2026, April 27, 2026 and June 24, 2026; and

•

The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on March 12, 2010, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, and any accompanying prospectus supplement, and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Attention: Treasurer

(860) 225-5111

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain or incorporate statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate”, “run-rate”, “annualized,” “forecast,” “commit,” “goal,” “target,” “design,” “on-track,” “position or positioning,” “guidance,” “aim,” “looking forward,” “multi-year” or any other similar words. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including those factors set forth in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our reports and other documents filed with the SEC. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following possibilities:

•

successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services as well as successful execution of, and realization of expected benefits from, our brand prioritization and investment strategy, including potential licensing initiatives and related restructuring efforts, and our ability to estimate and mitigate negative consequences from the same including, but not limited to, reduced ability to generate sales;

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macroeconomic factors, including global and regional business conditions, commodity availability and prices, inflation and deflation, interest rate volatility, currency exchange rates, and uncertainties in the global financial markets;

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laws, regulations and governmental policies affecting our activities in the countries where we do business or sources supply inputs, including those related to taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls, including but not limited to, tariffs, import and export controls, raw material and rare earth related controls and other monetary and non-monetary trade regulations or barriers;

•

our ability to predict the timing and extent of any trade related regulations (or any court rulings in response thereto), clearances, restrictions or policies, including but not limited to, trade barriers, tariffs, raw material and rare earth related controls, as well as our ability to successfully assess the impact to our business of, and mitigate or respond to, such macroeconomic or trade, tariff and raw material and rare earth import/export control changes, regulations or policies (including, but not limited to, our ability to predict and respond to court rulings in response thereto, or to obtain price increases from our customers and complete effective supply chain adjustments within anticipated time frames and ability to obtain rare earth related supply clearances and the ultimate amount and timing of any tariff refunds);

•	the economic, political, cultural and legal environment in the U.S., Europe and the emerging markets in which we generate sales, particularly Latin America and China;

•	realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures and the costs associated with such transactions;

•	pricing pressure and other changes within competitive markets;

•	availability and price of raw materials, rare earth materials, component parts, freight, energy, labor and sourced finished goods;

•	the impact that the tightened credit markets may have on us or our customers or suppliers;

•	the extent to which we have to write off accounts receivable, inventory or other assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers;

•

our ability to identify and effectively execute productivity improvements and cost reductions, including complexity reduction through platforming products and SKU reduction initiatives and other manufacturing and administrative reorganization actions;

•

potential business, supply chain and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, natural disasters or pandemics, sanctions, political unrest, war or terrorism, including the conflicts between Russia and Ukraine, and Israel and Hamas and tensions or conflicts in South Korea, China, Taiwan and the Middle East (including the ongoing conflict in Iran);

•	the continued consolidation of customers, particularly in consumer channels, and our continued reliance on significant customers;

•	managing franchisee relationships;

•

the impact of poor weather conditions and climate change and risks related to the transition to a lower-carbon economy, such as our ability to successfully adopt new technology, meet market-driven demands for carbon neutral and renewable energy technology, or to comply with changes in environmental regulations or requirements, which may be more stringent and complex, impacting our reporting processes and manufacturing facilities and business operations as well as remediation plans and costs relating to any of our current or former locations or other sites;

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maintaining or improving production rates in our manufacturing facilities (including leveraging our North American footprint in connection with tariff mitigation), responding to significant changes in customer preferences or expectations, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes;

•	changes in the competitive landscape in our markets;

•	our non-U.S. operations, including sales to non-U.S. customers;

•

our ability to predict the extent or timing of, and impact from demand changes within domestic or world-wide markets associated with construction, homebuilding and remodeling, aerospace, outdoor, engineered fastening, automotive and other markets which we serve;

•	potential adverse developments in new or pending litigation and/or government investigations;

•	the incurrence of debt and changes in our ability to obtain debt on commercially reasonable terms and at competitive rates;

•	substantial pension and other post-retirement benefit obligations;

•	potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities;

•	attracting, developing and retaining senior management and other key employees, managing a workforce in many jurisdictions, labor shortages, work stoppages or other labor disruptions;

•	our ability to keep abreast with the pace of technological change;

•	changes in accounting estimates;

•	our ability to protect our intellectual property rights and to maintain our public reputation and the strength of our brands;

•

critical or negative publicity, including on social media, whether or not accurate, concerning our brands, products, culture, key employees or suppliers, or initiatives, and our handling of divergent stakeholder expectations regarding the same;

•	the failure to consummate, or a delay in the consummation of, the sale of the Excel Industries business;

•	the failure to successfully effectuate, or to realize the expected benefits of, our value creation, debt reduction and capital allocation strategy, including our share repurchase authorization; and

•	unanticipated developments that may prevent, delay, or negatively impact repurchases under our share repurchase authorization.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition, and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports and other information filed with the SEC.

STANLEY BLACK & DECKER, INC.

Stanley Black & Decker, Inc. was founded in 1843 by Frederick T. Stanley and incorporated in 1852. We are a global provider of hand tools, power tools, outdoor products and related accessories, as well as a leading provider of engineered fastening solutions. Our world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and Cub Cadet®.

Our principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and our telephone number is (860) 225-5111.

RISK FACTORS

Investing in our securities involves risk. Before you decide to invest in our securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” included in our most recent, and subsequent, Annual Reports on Form 10-K, in our most recent, and subsequent, Quarterly Reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in the prospectus and any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “Senior Indenture” and subordinated debt securities may be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The Indentures have been filed with the SEC. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in an accompanying prospectus supplement or pricing supplement. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement. Copies of the Indentures may be obtained from Stanley Black & Decker, Inc. or the applicable trustee.

As used in this “Description of Debt Securities,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities will be our direct general unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors, because such creditors’ claims will have a priority over our claim as an equity owner of our subsidiaries.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

•	the title of debt securities, whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•

the right, if any, to extend the interest payment periods and defer interest payments, and the duration of any such deferral period, including the maximum consecutive periods during which interest payments may be deferred;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•

whether any of the debt securities will be issued in global form in the name of a depository and, if so, the terms and conditions upon which global debt securities will cease to be issued in the name of a depository and exchanged for debt securities of smaller denominations issued in the name of investors and/or their direct or indirect nominees;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities.

•	Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

•

Debt securities may be sold at a discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the material federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon written request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each investor’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of a beneficial interest in a global security may only exchange such interest for certificated securities registered in such holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities cease to be represented by global certificates, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate trust office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Benefits of Indentures

Nothing in the Indentures will confer upon or give any person other than us, the trustee, our and its successors, and the person or persons in whose names the debt securities of a particular series are registered in the security register for the debt securities of such series, any benefit, right, remedy or claim under the Indentures.

Governing Law

The Indentures are and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws (other than Section 5-1401 of the General Obligations Law of the State of New York).

Regarding the Trustee

The Senior Indenture Trustee is The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank N.A., and the Subordinated Indenture Trustee is HSBC Bank USA, National Association. The Trustees are permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustees acquire any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, other debt securities or other securities or property. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Connecticut Business Corporation Act (the “CBCA”), our restated certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the CBCA, as it may be amended from time to time, and to the terms of the restated certificate of incorporation and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include the subsidiaries of this Connecticut corporation.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $2.50 per share, and 10,000,000 shares of preferred stock, without par value. The number of authorized shares of any class may be increased or decreased by an amendment to our restated certificate of incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Common Stock

Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, if any, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.

The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities or preferred stock which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of stock purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we are authorized to issue. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Connecticut and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable certificate of amendment to a certificate of incorporation and the applicable prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements

The rights of our shareholders and related matters are governed by the CBCA, the certificate of incorporation and the bylaws. Provisions of the CBCA, the certificate of incorporation and the bylaws, which are summarized below, may discourage or make more difficult a takeover attempt that shareholders might consider in their best interest. These provisions may also adversely affect prevailing market prices for our common stock.

Board of Directors

The certificate of incorporation provides that the board of directors shall consist of not less than nine nor more than eighteen directors, the exact number to be fixed by the board of directors from time to time. At each annual meeting of the shareholders, each nominee for director shall stand for election to a one-year term expiring at the next annual meeting of shareholders. Despite the expiration of a director’s term, such director shall continue to serve until either the director’s successor shall have been duly elected and qualified or there is a decrease in the number of directors. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the board of directors may be filled by the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. The certificate of incorporation also provides that directors may be removed from office, but only for cause by the affirmative vote of at least a majority of the votes entitled to be cast thereon.

Shareholder Action by Written Consent; Special Meetings

Under the CBCA our shareholders may take action by written unanimous consent of holders of all of our shares in lieu of an annual or special meeting. Otherwise, shareholders will only be able to take action at an annual or special meeting called in accordance with the bylaws.

The bylaws provide that special meetings of shareholders may only be called by:

•	a majority of our board of directors;

•	the chairman of the board;

•	the chief executive officer;

•	the secretary; or

•	the chairman of the board, the chief executive officer or the secretary upon the written request of the holders of not less than twenty-five percent (25%) of our outstanding voting stock.

In addition, the CBCA provides that a corporation with a class of voting stock registered under the Exchange Act shall hold a special meeting of shareholders if the holders of thirty-five percent (35%) of the votes entitled to be cast on any issue proposed to be considered demand such a meeting.

Advance Notice Requirements for Director Nominations and Other Proposals

Director Nominations. The bylaws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of shareholder proposals related to shareholder nominations for the election of directors must be received at our executive offices at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not earlier than 120 days before the date of the annual meeting and not later than 90 days prior to the annual meeting, or not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Our bylaws require that all directors be shareholders of record.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth certain information including:

•	the name, and record addresses of the nominating shareholder, and any other person on whose behalf the nomination is being made, and the nominee;

•	the class or series and number of shares of our capital stock which are beneficially or of record owned by the nominating shareholder or such other person;

•

a description of any plans or proposals which such nominating shareholder or related person may have with respect to shares of our capital stock that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D;

•	a description of any arrangements or understandings between the nominating shareholder or such other person and any nominee(s) in connection with the nomination;

•	any equity interests in any of our principal competitors held by the nominating shareholder or such other person;

•	any performance-related fees (other than an asset-based fee) that the nominating shareholder or such other person is entitled to based on any increase or decrease of the value of our shares;

•

any other information relating to the nominee that would be required to be disclosed in a proxy statement or other solicitations of proxies for election of directors or as otherwise required to be disclosed pursuant to the Exchange Act had the nominee been nominated by the board of directors;

•	a consent of the nominee to be named in the proxy statement and to serve if elected; and

•	a representation that the nominating shareholder intends to appear in person or by proxy at the meeting to make such nomination.

Other Proposals. In addition to the procedures for nominating directors, the bylaws also contain notice procedures for other shareholder proposals to be brought before an annual meeting. To be timely, we must receive shareholder proposals at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not earlier than 120 days before the date of the annual meeting and not later than 90 days prior to the annual meeting, or not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter that shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the complete text of any resolutions to be presented;

•	the name and record address of that shareholder and any other person on whose behalf the proposal is made;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that shareholder or such other person;

•

a description of all arrangements or understandings between that shareholder and any such other person in connection with the proposal of that business and any material interest of that shareholder or such other person in that business; and

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring that business before the meeting.

Antitakeover Legislation

We are subject to the provisions of Section 33-844 of the CBCA which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our board of directors, and by a majority of our non-employee directors, prior to the date on which the person becomes an interested shareholder. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who owns 10% or more of our voting power, or is an affiliate or associate of Stanley Black & Decker, Inc. and owned 10% or more of our voting power within the past five years.

Under our certificate of incorporation, the affirmative vote by the holders of 80% of our outstanding voting stock is required for the approval or authorization of any business combination involving an interested shareholder. This voting requirement does not apply if:

•	2/3 of our disinterested directors expressly approve the proposed business combination; or

•	The following conditions are satisfied:

•

The cash and fair market value of other consideration received on a per share basis by each shareholder is no less than the highest share price (or the equivalent value) paid by the interested shareholder in acquiring our capital stock;

•	A proxy statement is mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the business combination; and

•

After the interested shareholder became an interested shareholder, (a) and prior to the consummation of the business combination, (i) there was no failure to declare and timely pay any full periodic dividends on any outstanding preferred stock; (ii) there was no reduction in the annual rate of dividends paid on the outstanding common stock, except as necessary to reflect any subdivision thereof; and an increase in such annual rate of dividends as necessary to reflect any reclassification, including any reverse stock split, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock; and (iii) the interested shareholder has not become the beneficial owner of any additional shares of our stock except as part of the transaction which resulted in such interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends; and (b) the interested shareholder has not received the benefit, except proportionately as a shareholder, of any loans, advances, guarantee, pledges or other financial assistance or any tax credits or other tax advantages provided by Stanley Black & Decker, Inc. or any of its subsidiaries, whether in anticipation of or in connection with such business combination or otherwise.

This majority vote is required even if no vote or a lesser percentage is required by any applicable laws. Additionally, the affirmative vote of the holders of not less than a majority of our outstanding shares of capital stock is required to modify this section of our certificate of incorporation.

Notwithstanding the foregoing provision required by our certificate of incorporation, we are also subject to Section 33-841 and Section 33-842 of the CBCA. These provisions generally require business combinations with an interested shareholder to be approved by the board of directors and then by the affirmative vote of at least:

•	the holders of 80% of the voting power of the outstanding shares of our voting stock; and

•	the holders of 2/3 of the voting power of the outstanding shares of our voting stock, excluding the voting stock held by the interested shareholder;

unless the consideration to be received by the shareholders meets certain price and other requirements set forth in Section 33-842 of the CBCA or unless the board of directors of the corporation has by resolution determined to exempt business combinations with that interested shareholder prior to the time that such shareholder became an interested shareholder.

We are also subject to Section 33-756(g) of the CBCA, generally requiring directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests, including those of the corporation’s employees, customers, creditors and suppliers and any community in which any office or other facility of the corporation is located. Section 33-756(g) of the CBCA also allows a director to consider, in the discretion of such director, any other factors the director reasonably considers appropriate in determining what the director reasonably believes to be in the best interest of the corporation.

Limitation of Liability of Directors

The certificate of incorporation contains provisions permitted under the CBCA relating to the personal liability of directors. The provisions limit the personal liability to us or our shareholders of a director for monetary damages for breach of duty as a director to an amount that is not more than the compensation received by that director for serving us during the year of the violation to the extent permitted by applicable law, which permits such limitation provided that such violation must not involve a knowing and culpable violation of law, enable the director or an affiliate to receive an improper personal gain, show a lack of good faith and a conscious disregard for the director’s duty to the corporation, amount to an abdication of the director’s duty to the corporation, or create liability for an unlawful distribution. Our bylaws provide for the indemnification and reimbursement of, and advances of expenses to, any person that is made a party to an action by reason of the fact that he or she:

•	is or was our director, officer, employee or agent, or

•	served at our request as a director, officer, employee or agent of another corporation.

Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Connecticut law.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock or preferred stock, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	material U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant affected thereby.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, Stanley Black & Decker, Inc. may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, we are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as to matters of New York law and matters of Connecticut law will be passed upon for us by Donald J. Riccitelli, our Vice President, Corporate Secretary. Mr. Riccitelli beneficially owns and has rights to acquire less than one percent of our common stock.

EXPERTS

The consolidated financial statements of Stanley Black & Decker, Inc. (the Company) appearing in the Company’s Annual Report (Form 10-K) for the year ended January 3, 2026, and the effectiveness of the Company’s internal control over financial reporting as of January 3, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant.

Securities and Exchange Commission Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Fees	$	**
Transfer Agents and Trustees’ Fees and Expenses	$	**
Rating Agency Fees	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**
Total	$	**

*	Deferred in reliance on Rule 456(b) and Rule 457(r).
**	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers.

Connecticut

Connecticut Business Corporations Act

Sections 33-770 through 33-779 of the Connecticut Business Corporation Act (the “CBCA”) provide that a corporation in Stanley Black & Decker, Inc.’s circumstances shall indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, including attorneys’ fees, for actions brought against him in his capacity as a director or officer, when it is determined by certain disinterested parties that he acted in good faith in a manner he reasonably believed to be in the corporation’s best interest (or in the case of conduct not in his official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his conduct was unlawful. The director or officer must also be indemnified when he is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he is entitled to indemnification or that it is fair and reasonable that the director or officer be indemnified. In connection with shareholder derivative suits, the director or officer may not be indemnified except for reasonable expenses incurred in connection with the proceeding (and then only if it is determined that he met the relevant standard of conduct described above), subject, however, to courts’ power under Section 33-774 to order indemnification. Unless ordered by a court under Section 33-774, a corporation may not indemnify a director with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not he was acting in his official capacity.

Stanley Black & Decker, Inc.

The Stanley Black & Decker, Inc. Certificate of Incorporation provides that no director of Stanley Black & Decker, Inc. will be personally liable to Stanley Black & Decker, Inc. or any of its shareholders for monetary damages in an amount greater than the compensation received by that director for serving Stanley Black & Decker, Inc. during the year of the violation to the extent permitted by applicable law, which permits such limitation provided that such violation must not involve a knowing and culpable violation of law, enable the director or an affiliate to receive an improper personal gain, show a lack of good faith and a conscious disregard for the director’s duty to the corporation, amount to an abdication of the director’s duty to the corporation, or create liability for an unlawful distribution. See “Description of Capital Stock—Limitation of Liability of Directors” in the prospectus.

Our bylaws also provide for the indemnification of directors and officers to the extent permitted by applicable law.

Stanley Black & Decker, Inc. has purchased insurance providing officers and directors of Stanley Black & Decker, Inc. (and their heirs and other legal representatives) coverage against certain liabilities arising from any negligent act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for Stanley Black & Decker, Inc. against its obligation to provide indemnification as required by the above-described statute.

Item 16. List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-5.

Some of the agreements included as exhibits to this registration statement (whether incorporated by reference to earlier filings or otherwise) may contain representations and warranties, recitals or other statements that appear to be statements of fact. These agreements are included solely to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. Representations and warranties, recitals, and other common disclosure provisions have been included in the agreements solely for the benefit of the other parties to the applicable agreements and often are used as a means of allocating risk among the parties. Accordingly, such statements (i) should not be treated as categorical statements of fact; (ii) may be qualified by disclosures that were made to the other parties in connection with the negotiation of the applicable agreements, which disclosures are not necessarily reflected in the agreement or included as exhibits hereto; (iii) may apply standards of materiality in a way that is different from what may be viewed as material by or to investors in or lenders to the Company; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, representations and warranties, recitals or other disclosures contained in agreements may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied on by any person other than the parties thereto in accordance with their terms.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the above paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “TIA”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the TIA.

EXHIBIT INDEX

Exhibit No	Description of Exhibits

1.1	Form of Underwriting Agreement for debt securities to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

1.2	Form of Underwriting Agreement for preferred stock to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

1.3	Form of Underwriting Agreement for common stock to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 dated November 6, 2003).

4.2	Senior Indenture, dated as of November 1, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee to JPMorgan Chase Bank (incorporated by reference to Exhibit 4(vi) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002).

4.3	Third Supplemental Indenture dated as of September 3, 2010, to the Indenture dated as of November 1, 2002, among the Company, Black & Decker and The Bank of New York Mellon Trust Company, N.A., as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank) (incorporated by reference to the Company’s Current Report on Form 8-K dated September 7, 2010).

4.4	Sixth Supplemental Indenture, dated as of November 6, 2018, between the Stanley Black & Decker, Inc. and the Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 4.250% Notes due 2028 and the 4.850% Notes due 2048 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K dated November 6, 2018).

4.5	Eighth Supplemental Indenture, dated as of February 10, 2020, between Stanley Black & Decker, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 2.300% Notes due 2030 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 10, 2020).

4.6	Ninth Supplemental Indenture, dated as of November 2, 2020, between Stanley Black & Decker, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 2.750% Notes due 2050 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 2, 2020).

4.7	Tenth Supplemental Indenture, dated as of February 24, 2022, between Stanley Black & Decker, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 3.000% Notes due 2032 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 24, 2022).

4.8	Eleventh Supplemental Indenture, dated as of March 6, 2023, between Stanley Black & Decker, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 6.000% Notes due 2028 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 6, 2023).

4.9	Junior Subordinated Indenture, dated as of November 22, 2005, between the Company and HSBC Bank USA, National Association, as Trustee (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K dated November 29, 2005).

4.10	Sixth Supplemental Indenture, dated February 10, 2020, between Stanley Black & Decker, Inc. and HSBC Bank USA, National Association, as trustee, relating to the 4.000% Fixed-to-Fixed Reset Rate Junior Subordinated Debentures due 2060 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on February 10, 2020).

Exhibit No	Description of Exhibits

4.11	Form of Senior Note with respect to each particular series of Senior Note issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.12	Form of Subordinated Note with respect to each particular series of Subordinated Note issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.13	Form of Warrant Agreement to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.14	Form of Warrant Certificate to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.15	Form of Depositary Agreement to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.16	Form of Depositary Receipt to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.17	Purchase Contract Agreement setting forth Stock Purchase Contracts and Stock Purchase Units to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

5.1*	Opinion of Donald J. Riccitelli as to legality (Connecticut Law Opinion).

5.2*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality (New York Law Opinion).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Donald J. Riccitelli (included in Exhibit 5.1).

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

24.1*	Stanley Black & Decker, Inc. Power of Attorney.

25.1*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., Trustee under the Senior Indenture.

25.2*	Statement of Eligibility on Form T-1 of HSBC Bank USA, National Association, Trustee under the Subordinated Indenture.

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut on November 4, 2026.

STANLEY BLACK & DECKER, INC.

By:	/s/ Francesca S. Campbell
Name:	Francesca S. Campbell
Title:	Senior Vice President, Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on November 4, 2026.

Signature	Title
* Christopher J. Nelson	President, Chief Executive Officer and Director (Principal Executive Officer)

* Patrick D. Hallinan	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)

* Scot D. Greulach	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

* Susan K. Carter	Director

* Debra A. Crew	Director

* John L. Garrison, Jr.	Director

* Michael D. Hankin	Director

* Mary A. Laschinger	Director

* Robert J. Manning	Director

* Adrian V. Mitchell	Director

* Shane M. O’Kelly	Director

* Jane M. Palmieri	Director

/s/ Francesca S. Campbell
Name:	Francesca S. Campbell
Title:	Senior Vice President, Chief Legal Officer (As Attorney-in-fact)